UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 22, 2014

KILROY REALTY CORPORATION
(Exact name of registrant as specified in its charter)

Maryland	1-12675	95-4598246
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12200 W. Olympic Boulevard, Suite 200 Los Angeles, California		90064
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:
(310) 481-8400

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)    Compensatory Arrangements with Certain Officers.

Kilroy Realty Corporation (the “Company”) held its 2014 annual meeting of stockholders (the “Annual Meeting”) on May 22, 2014. At the Annual Meeting, the stockholders of the Company approved an amended and restated Kilroy Realty 2006 Incentive Award Plan (the “Plan”). The amended and restated Plan reflects the following amendments:

•
The limit on the aggregate number of shares of the Company’s common stock that may be delivered pursuant to all awards granted under the Plan was increased by an additional 1,000,000 shares so that the new aggregate share limit under the Plan is 7,120,000 shares (the “Share Limit”).

•
The Plan previously provided that shares issued in respect of any “full-value award” (which generally includes awards other than stock option grants and stock appreciation rights) were counted against the Share Limit as 2.92 shares for every one share actually issued in connection with the award. The Plan also previously provided that shares issued in respect of certain types of stock options and other awards were counted against the Share Limit at certain premium ratios ranging from 1.15 shares to 1.29 shares for every one share actually issued in connection with the award. The amended and restated Plan eliminates all of these fungible or premium share counting rules as to awards granted under the Plan on or after March 31, 2014 so that shares issued in respect of any award granted under the Plan on or after March 31, 2014 will be counted against the Share Limit on a one-for-one basis.

•
Shares tendered by an award-holder or withheld by the Company to satisfy the exercise price or tax withholding obligations in connection with an award under the Plan will be available for new grants under the Plan.

•	The authority to grant new awards under the Plan was extended until March 19, 2024.

•
One element of the Plan is the flexibility to grant certain performance-based awards designed to satisfy the requirements for deductibility of compensation under Section 162(m) of the U.S. Internal Revenue Code (“Section 162(m)”). These awards are referred to as “Performance-Based Awards” and are in addition to other awards, such as stock options and stock appreciation rights, expressly authorized under the Plan which may also qualify as performance-based compensation for Section 162(m) purposes. The Performance-Based Award feature of the Plan was extended through the first annual meeting of the Company’s stockholders that occurs in 2019 (this expiration is earlier than the general expiration date of the Plan and is required under applicable tax rules).

The preceding summary is qualified in its entirety by reference to the text of the amended and restated Plan, which is filed as Exhibit 10.1 hereto and incorporated herein by reference

Item 5.07    Submission of Matters to a Vote of Security Holders.

(a)	The Annual Meeting of the Company was held on May 22, 2014.

(b)    Set forth below are the voting results for the proposals considered and voted upon at the Annual Meeting.

Proposal 1:	Election of directors, each to serve until the Company’s 2015 annual meeting of stockholders and until his respective successor has been duly elected and qualified.

Nominee	For	Withheld	Abstain	Broker Non-Votes
John B. Kilroy, Jr.	74,305,132	2,195,168	–	817,897

Edward F. Brennan, Ph.D.	68,789,827	7,710,473	–	817,897

Scott S. Ingraham	69,736,755	6,763,545	–	817,897

Dale F. Kinsella	69,379,562	7,120,738	–	817,897

Peter B. Stoneberg	75,894,002	606,298	–	817,897

Gary R. Stevenson	75,894,002	606,298	–	817,897

Proposal 2:	Approval of amendment and restatement of the Kilroy Realty 2006 Incentive Award Plan, as amended.

For	Against	Abstain	Broker Non-Votes
69,362,149	6,930,111	208,040	817,897

Proposal 3:	Non-binding, advisory vote to approve the compensation of the named executive officers.

For	Against	Abstain	Broker Non-Votes
66,163,518	10,325,311	11,471	817,897

Proposal 4:	Approval of amendment to the Company’s Second Amended and Restated Bylaws to adopt a majority vote standard for uncontested elections of directors.

For	Against	Abstain	Broker Non-Votes
76,458,653	33,885	7,762	817,897

Proposal 5:	Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014.

For	Against	Abstain	Broker Non-Votes
76,959,890	355,290	3,017	N/A

Proposal 6:	Stockholder proposal regarding proxy access.

For	Against	Abstain	Broker Non-Votes
35,945,238	40,546,296	8,766	817,897

Item 9.01    Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired: None.

(b)	Pro forma financial information: None.

(c)	Shell company transactions: None.

(d)	Exhibits:

The following exhibits are furnished with this Current Report on Form 8-K:

Exhibit No.	Description
10.1*	Kilroy Realty 2006 Incentive Award Plan
_______________
*    Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kilroy Realty Corporation
Date: May 22, 2014

	By:	/s/ Heidi R. Roth
Heidi R. Roth Senior Vice President, Chief Accounting Officer and Controller